Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GeNOsys, Inc. (the “Company”) on Form 10-QSB for the period ending February 29, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), We, John W. R. Miller, our Chief Executive Officer and director and Keith L. Merrell, our Chief Financial Officer and Treasurer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: 4/11/2008                               /s/John W. R. Miller

                                                           John W. R. Miller

                                                           Chief Executive Officer and Director

Dated: 4/11/2008                              /s/Keith L. Merrell

                                                          Keith L. Merrell

                                                          Chief Financial Officer and Treasurer